Exhibit 99.1

Zscaler Reports First Quarter Fiscal 2019 Financial Results

•	Revenue grows 59% year-over-year to $63.3 million

•	Calculated billings grow 56% year-over-year to $64.6 million

•	Deferred revenue grows 68% year-over-year to $165.3 million

•	GAAP net loss of $7.6 million compared to GAAP net loss of $11.4 million on a year-over-year basis

•	Non-GAAP net income of $2.0 million compared to Non-GAAP net loss of $7.5 million on a year-over-year basis
SAN JOSE, California. - December 4, 2018 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its first quarter of fiscal year 2019, ended October 31, 2018.
"We are executing on our vision and seeing good momentum in our business, as reflected in our strong first quarter financial results and increased outlook for the second quarter and full year fiscal 2019. We are seeing significant demand for our high-end Transformation bundle as well as rapid growth in Zscaler Private Access, as more enterprises embrace cloud transformation,” said Jay Chaudhry, Chairman and CEO of Zscaler. "We are very pleased with our operating results, which demonstrate the leverage in our business model. Going forward, we will continue to aggressively invest in our business to pursue our large market opportunity."
First Quarter Fiscal 2019 Financial Highlights

•	Revenue: $63.3 million, an increase of 59% year-over-year.

•
Income (loss) from operations: GAAP loss from operations was $8.7 million, or 14% of total revenue, compared to $11.3 million in the first quarter of fiscal 2018, or 28% of total revenue. Non-GAAP income from operations was $1.2 million, or 2% of total revenue, compared to loss from operations of $7.4 million in the first quarter of fiscal 2018, or 19% of total revenue.

•
Net Income (Loss): GAAP net loss was $7.6 million, compared to $11.4 million in the first quarter of fiscal 2018. Non-GAAP net income was $2.0 million, compared to net loss of $7.5 million in the first quarter of fiscal 2018.

•
Net Income (Loss) Per Share: GAAP net loss per share was $0.06, compared to $0.45 in the first quarter of fiscal 2018. Pro forma non-GAAP net income per share was $0.01, compared to net loss per share of $0.07 in the first quarter of fiscal 2018.

•
Cash Flow: Cash provided by operations was $11.0 million, or 17% of revenue, compared to cash used in operations of $4.4 million, or 11% of revenue, in the first quarter of fiscal 2018. Positive free cash flow was $5.2 million, or 8% of revenue, compared to negative free cash flow of $8.9 million, or 22% of revenue, in the first quarter of fiscal 2018.

•	Deferred Revenue: $165.3 million at October 31, 2018, an increase of 68% year-over-year.

•	Cash, cash equivalents and short-term investments: $314.0 million as of October 31, 2018, an increase of $15.5 million from July 31, 2018 and no debt.

Recent Business Highlights

•	On November 26, 2018, Zscaler was named a leader in Gartner Secure Web Gateways Magic Quadrant for the 8th year in a row.

•
Zscaler released inline Exact Data Match (EDM) with native SSL inspection as part of its Cloud Data Loss Prevention (DLP) service providing more precision while reducing the number of false positives. While traditional DLP-EDM solutions were designed for the “castle-and-moat” security model in a few data centers, Zscaler’s DLP-EDM service can scale to meet the needs of large enterprises with the capacity of one billion data points per customer across 100 data centers globally to protect all users, irrespective of the location.

•
Zenith Live Europe, Zscaler’s inaugural European Cloud Summit, took place in London with key industry leaders from global organizations such as Microsoft, Orange Business Services, Boehringer Ingelheim, Carlsberg Group and Thyssenkrupp sharing insights and best practices for secure cloud transformation.

•
Zscaler Private Access™ (ZPA™) became the first zero trust architecture to achieve Amazon Web Service (AWS) Security Competency status. AWS established the AWS Competency Program to help customers identify Consulting and Technology Partners in the Amazon Partner Network (APN) with deep industry experience and expertise.

Financial Outlook
For the second quarter of fiscal 2019, we expect:

•	Total revenue of $65 to $67 million

•	Non-GAAP loss from operations of $1 to $3 million

•	Pro forma non-GAAP net loss per share of $0.00 to $0.02, assuming approximately 122 to 123 million common shares outstanding

For the full fiscal 2019, we expect:

•	Total revenue of $268 to $272 million

•	Non-GAAP loss from operations of $4 to $6 million

•	Pro forma non-GAAP net loss per share of $0.01 to $0.03, assuming approximately 124 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangibles, significant litigation-related expenses and tax effects associated with these items. We have not reconciled our expectations as to non-GAAP loss from operations and pro forma non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations and pro forma non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information
Zscaler will host a conference call for analysts and investors to discuss its first quarter fiscal 2019 earnings results and outlook for its second quarter of fiscal 2019 and full year fiscal today at 1:30 p.m., Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, December 4
Time:	1:30 p.m. PT (4:30 p.m. ET)
Webcast:	https://ir.zscaler.com/
Dial-in number:	334-323-0522 or 877-260-1479
A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the "Events & Presentations" section and select "Q1 2019 Zscaler Earnings Conference Call" to participate. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, December 4 through December 8, 2018 by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 2625986.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the second quarter of fiscal 2019 and full year fiscal 2019. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 filed on September 13, 2018, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
Zscaler believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Zscaler believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures and Other Key Metrics” section of this press release.

About Zscaler
ZscalerTM enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet AccessTM and Zscaler Private AccessTM, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler, ZIA, ZPA, Zscaler Internet Access and Zscaler Private Access are trademarks or registered trademarks of Zscaler, Inc.

Investor Relations Contact:
Bill Choi, CFA
Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com
Media Relations Contact:
Angel Badagliacco
Manager, PR
(408) 313-5358
abadagliacco@zscaler.com

Zscaler, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended October 31,
	2018	2017
Revenue	$63,298	$39,861
Cost of revenue (1)	12,099	8,271
Gross profit	51,199	31,590
Operating expenses:
Sales and marketing (1)	36,545	26,928
Research and development (1)(2)	13,186	8,809
General and administrative (1)(3)	10,131	7,130
Total operating expenses	59,862	42,867
Loss from operations	(8,663)	(11,277)
Interest income, net	1,590	195
Other expense, net	(188)	(27)
Loss before income taxes	(7,261)	(11,109)
Provision for income taxes	327	289
Net loss	$(7,588)	$(11,398)
Accretion of Series C and D redeemable convertible preferred stock	—	(2,530)
Net loss attributable to common stockholders	$(7,588)	$(13,928)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	120,587	30,793
(1)  Includes stock-based compensation expense as follows:

	Three Months Ended October 31,
	2018	2017
Cost of revenue	$503	$109
Sales and marketing	2,801	785
Research and development	2,795	398
General and administrative	1,487	441
Total stock-based compensation expense	$7,586	$1,733
(2) Includes amortization expense of acquired intangible assets as follows:

	Three Months Ended October 31,
	2018	2017
Amortization expense of acquired intangible assets	$95	$—
(3) Includes litigation-related expenses as follows:

	Three Months Ended October 31,
	2018	2017
Litigation-related expenses	$2,174	$2,146

Zscaler, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	October 31,	July 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$42,786	$135,579
Short-term investments	271,254	162,960
Accounts receivable, net	49,228	61,611
Deferred contract acquisition costs	16,387	16,136
Prepaid expenses and other current assets	11,949	10,878
Total current assets	391,604	387,164
Property and equipment, net	24,132	19,765
Deferred contract acquisition costs, noncurrent	39,591	39,774
Other noncurrent assets	2,767	1,078
Total assets	$458,094	$447,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,573	$4,895
Accrued expenses and other current liabilities	14,925	12,313
Accrued compensation	18,686	23,393
Liability for early exercised stock options	1,249	1,561
Deferred revenue	144,472	140,670
Total current liabilities	183,905	182,832
Deferred revenue, noncurrent	20,807	23,353
Other noncurrent liabilities	1,204	1,360
Total liabilities	205,916	207,545
Stockholders’ Equity
Common stock	122	119
Additional paid-in capital	455,761	438,392
Notes receivable from stockholders	—	(2,051)
Accumulated other comprehensive loss	(317)	(124)
Accumulated deficit	(203,388)	(196,100)
Total stockholders’ equity	252,178	240,236
Total liabilities and stockholders’ equity	$458,094	$447,781

Zscaler, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended October 31,
	2018	2017
Cash Flows From Operating Activities
Net Loss	$(7,588)	$(11,398)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	2,170	1,921
Amortization of acquired intangible assets	95	—
Amortization of deferred contract acquisition costs	4,324	2,868
Stock-based compensation expense	7,586	1,733
Other	(317)	(47)
Changes in operating assets and liabilities:
Accounts receivable	12,383	8,621
Deferred contract acquisition costs	(4,392)	(4,208)
Prepaid expenses and other assets	(1,138)	(686)
Accounts payable	(768)	(2,065)
Accrued expenses and other liabilities	2,110	755
Accrued compensation	(4,707)	(3,493)
Deferred revenue	1,256	1,647
Net cash provided by (used in) operating activities	11,014	(4,352)
Cash Flows From Investing Activities
Purchases of property and equipment	(5,414)	(4,010)
Capitalized internal-use software	(356)	(534)
Acquired intangible assets	(1,480)	—
Purchases of short-term investments	(137,429)	—
Proceeds from maturities of short-term investments	29,333	—
Net cash used in investing activities	(115,346)	(4,544)
Cash Flows From Financing Activities
Payments of costs related to initial public offering	(230)	(1,443)
Proceeds from issuance of common stock upon exercise of stock options	9,796	1,211
Repurchases of unvested common stock	(22)	(3,090)
Repayments of notes receivable from stockholders	1,905	—
Net cash provided by (used in) financing activities	11,449	(3,322)
Net decrease in cash,cash equivalents and restricted cash	(92,883)	(12,218)
Cash, cash equivalents and restricted cash at beginning of period	136,147	88,546
Cash, cash equivalents and restricted cash at end of period	$43,264	$76,328
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$42,786	$75,760
Restricted cash, current	186	180
Restricted cash, non-current	292	388
Total cash, cash equivalents and restricted cash	$43,264	$76,328

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2018	2017

Revenue	$63,298	$39,861

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$51,199	$31,590
Add: Stock-based compensation expense included in cost of revenue	503	109
Non-GAAP gross profit	$51,702	$31,699
GAAP gross margin	81%	79%
Non-GAAP gross margin	82%	80%

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(8,663)	$(11,277)
Add:
Stock-based compensation expense	7,586	1,733
Litigation-related expenses	2,174	2,146
Amortization expense of acquired intangible assets	95	—
Non-GAAP income (loss) from operations	$1,192	$(7,398)
GAAP operating margin	(14)%	(28)%
Non-GAAP operating margin	2%	(19)%

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted
GAAP net loss attributable to common stockholders	$(7,588)	$(13,928)
Stock-based compensation expense	7,586	1,733
Litigation-related expenses	2,174	2,146
Amortization expense of acquired intangible assets	95	—
Accretion of Series C and D redeemable convertible preferred stock	—	2,530
Income tax expense effects (1)	(261)	—
Non-GAAP net income (loss) attributable to common stockholders	$2,006	$(7,519)

GAAP net loss per share attributable to common stockholders, diluted	$(0.06)	$(0.45)
Stock-based compensation expense	0.06	0.06
Litigation-related expenses	0.02	0.07
Amortization expense of acquired intangible assets	—	—
Accretion of Series C and D redeemable convertible preferred stock	—	0.08
Income tax expense effects	—	—
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (2)	$0.01	$(0.24)
Weighted-average shares used in computing non-GAAP net loss per share attributable to common stockholders, diluted	133,845	30,793
___________
(1) The income tax expense effects for our fiscal quarter ended October 31, 2018, relate primarily to the excess tax deduction of stock-based compensation recognized in the current quarter. The income tax effects from foreign jurisdictions were not material in prior periods. For our U.S. entities, we do not include the impact of income taxes on the non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2) The sum of the non-GAAP per share attributable to common stockholders of individual line items excluded from our non-GAAP net income (loss) may not total to the non-GAAP net income (loss) per share attributable to common stockholders due to rounding.

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders
Numerator:
GAAP net loss attributable to common stockholders	$(7,588)	$(13,928)
Stock-based compensation expense	7,586	1,733
Litigation-related expenses	2,174	2,146
Amortization expense of acquired intangible assets	95	—
Accretion of Series C and D redeemable convertible preferred stock	—	2,530
Income tax expense effects (1)	(261)	—
Non-GAAP net income (loss) attributable to common stockholders	$2,006	$(7,519)

Denominator:
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, diluted	120,587	30,793
Potentially diluted shares	13,258	—
Pro forma adjustment to reflect assumed conversion of our convertible preferred stock as of the beginning of the period (2)	—	72,500
Weighted-average shares used in computing pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	133,845	103,293
Pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	$0.01	$(0.07)
___________
(1) The income tax expense effects for our fiscal quarter ended October 31, 2018, relate primarily to the excess tax deduction of stock-based compensation recognized in the current quarter. The income tax effects from foreign jurisdictions were not material in prior periods. For our U.S. entities, we do not include the impact of income taxes on the non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2) We define pro forma non-GAAP net income (loss) per share attributable to common stockholders as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis.

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Calculated Billings
Revenue	$63,298	$39,861
Add: Total deferred revenue, end of period	165,279	98,266
Less: Total deferred revenue, beginning of period	(164,023)	(96,619)
Calculated billings	$64,554	$41,508

	Three Months Ended October 31,
	2018	2017
Free Cash Flow
Net cash provided by (used in) operating activities	$11,014	$(4,352)
Less:
Purchases of property and equipment	(5,414)	(4,010)
Capitalized internal-use software	(356)	(534)
Free cash flow	$5,244	$(8,896)
As a percentage of revenue:
Net cash provided by (used in) operating activities	17%	(11)%
Less:
Purchases of property and equipment	(8)	(10)
Capitalized internal-use software	(1)	(1)
Free cash flow margin	8%	(22)%

Zscaler, Inc.
First Quarter Fiscal 2019 Financial Results
Explanation of Non-GAAP Financial Measures and Other Key Metrics
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense, certain litigation-related expenses and amortization expense of acquired intangible assets. These excluded litigation-related expenses are professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to estimate and could adversely affect our results of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders Diluted. We define non-GAAP net income (loss) as GAAP net loss plus stock-based compensation, litigation-related expenses, amortization expense of acquired intangible assets, accretion of Series C and Series D redeemable convertible preferred stock and tax effects associated with these items. We estimate the tax effect of these items to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We define non-GAAP net income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period. We believe that excluding these items from non-GAAP net income (loss) and non-GAAP net income (loss) per share attributable to common stockholders, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted. We define pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted, as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders, diluted, plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis. We believe that giving effect to the conversion of our redeemable convertible preferred stock as though the conversion had occurred as of the beginning of the periods presented is necessary to provide meaningful comparison between periods.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business and strengthening our financial position.